UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    May 20, 2015

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2015, at the Annual Meeting of Shareholders, the following items set forth in our Proxy Statement were voted upon:

Item 1. The nominees listed below were elected directors with the respective votes set forth opposite their names:

	NUMBER OF VOTES
	FOR	WITHHELD	BROKER NON-VOTES
Donald E. Brandt	78,039,121	4,413,430	10,773,973
Denis A. Cortese, M.D.	81,246,946	1,205,580	10,773,973
Richard P. Fox	81,341,723	1,110,828	10,773,973
Michael L. Gallagher	74,713,361	7,739,190	10,773,973
Roy A Herberger, Jr., Ph.D.	79,627,221	2,825,162	10,773,973
Dale E. Klein, Ph.D.	81,789,324	662,949	10,773,973
Humberto S. Lopez	79,902,279	2,550,247	10,773,973
Kathryn L. Munro	78,601,196	3,851,250	10,773,973
Bruce J. Nordstrom	80,216,728	2,235,630	10,773,973
David P. Wagener	81,783,164	669,194	10,773,973

Item 2. The advisory resolution to approve executive compensation, as disclosed in the 2015 Proxy Statement, was approved, with the following votes cast:

NUMBER OF VOTES
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
68,868,727	13,110,570	473,254	10,773,973

Item 3. The appointment of Deloitte & Touche LLP as independent accountants for 2015 was ratified, with the following votes cast:

NUMBER OF VOTES
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
91,833,592	1,001,266	391,666	0

Item 4. A shareholder proposal regarding a lobbying report, was not approved, with the following votes cast:

NUMBER OF VOTES
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
23,280,024	52,367,617	6,804,910	10,773,973

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: May 27, 2015	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer